Exhibit 2.10

                                                                  EXECUTION COPY




                                Escrow Agreement


                         THIS ESCROW AGREEMENT (the "Agreement") is entered into
                    as of January 31, 2003, by and among Beverage Associates
                    (BAC) Corp., a corporation organized and existing under the laws of the British Virgin Islands ("BAC"), Companhia de Bebidas das Americas-AmBev, a corporation organized and existing under the laws of Brazil ("AmBev"), Quilmes Industrial (Quinsa) Societe Anonyme, a corporation organized and existing under the laws of Luxembourg (the "Company"), and The Bank of New York, a New York banking corporation (together with any successors, the "Escrow Agent").


                                    Recitals

          WHEREAS AmBev and the Company are parties to a Share Exchange Agreement dated as of May 1, 2002, pursuant to which AmBev has, on the date hereof, contributed to the Company or one of its subsidiaries all the shares of capital stock of the subsidiaries of AmBev which manufacture, market, sell or distribute beer in Argentina, Uruguay, Paraguay and Bolivia in exchange for the issuance by the Company to AmBev of 26,388,914 Class B shares, without par value, of the Company;

          WHEREAS AmBev and BAC are parties to a Stock Purchase Agreement dated as of May 1, 2002 (the "Stock Purchase Agreement"), pursuant to which AmBev has, on the date hereof, purchased from BAC 230,920,000 Class A shares, without par value, of the Company;

          WHEREAS AmBev and BAC have also agreed in the Stock Purchase Agreement to provide for the future exchange (the "Exchange") of the remaining 373,520,000 Class A shares of the Company owned by BAC on the date of the Stock Purchase Agreement (the "Remaining Shares"), for shares of AmBev, upon the terms and subject to the conditions set forth therein;

          WHEREAS the Company, AmBev and BAC have entered into a Shareholders Agreement dated as of the date hereof (the "Shareholders Agreement") pursuant to which the parties have provided for certain rights and restrictions with respect to the governance and management of the Company and certain restrictions upon the direct or indirect sale,



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assignment, transfer, pledge or other disposition of the Remaining Shares;

          WHEREAS pursuant to Section 5.08 of the Stock Purchase Agreement, BAC agreed to enter into appropriate agreements for the benefit of AmBev to assure delivery of the Remaining Shares to AmBev free and clear of all liens at the time of the consummation of the Exchange;

          WHEREAS to secure BAC's obligation to deliver the Remaining Shares to AmBev, BAC, AmBev and the Company have entered into a Share Pledge Agreement dated as of the date hereof (the "Share Pledge Agreement") under Luxembourg law pursuant to which BAC has pledged the Remaining Shares to AmBev; and

          WHEREAS pursuant to Section 5.09 of the Stock Purchase Agreement, BAC has agreed that 60,000,000 of its Class A shares of the Company shall be voted only upon the instructions of both BAC and AmBev to ensure that BAC's voting rights in the Company are equal to AmBev's.

          NOW THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                               Creation of Escrow

          SECTION 1.01. Deposit of Equalization Shares. On the date hereof, BAC shall (i) assign and transfer in escrow to the Escrow Agent 60,000,000 Class A Shares of Company (the "Initial Equalization Shares") and (ii) deliver to the Escrow Agent and AmBev evidence (on which the Escrow Agent may conclusively rely and be protected in so relying) of the registration of the Escrow Agent as holder of the Initial Equalization Shares in the share register of the Company or, as the case may be, in any shareholder register or account of the Company held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001 on transfer of securities. If at any time the number of Equalization Shares (as defined in Section 3.01) increases as provided in Section 3.01, BAC shall assign and transfer the additional Equalization Shares to the Escrow Agent in accordance with the foregoing provisions.

          SECTION 1.02. Registration of Equalization Shares in the Name of Escrow Agent. The Equalization Shares



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                                                                               3

transferred to the Escrow Agent pursuant to this Agreement shall be registered in the share register of the Company or, as the case may be, in any shareholder register or account of the Company held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001 on transfer of securities in the name of the Escrow Agent. Such shares and any other certificates for securities issued to the Escrow Agent pursuant to Section
2.03 hereof shall be endorsed by the Company with a legend to the effect that they are issued by the Company pursuant to this Agreement and a similar notation shall appear in the appropriate place in the share register of the Company or, as the case may be, in any shareholder register or account of the Company held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001 on transfer of securities.

          SECTION 1.03. Share Certificates. If any time the Remaining Shares are evidenced by share certificates, BAC shall promptly cause such share certificates to be delivered to the Escrow Agent to be held by the Escrow Agent or an affiliate of the Escrow Agent in Luxembourg solely as the agent of AmBev as Pledgee under the Share Pledge Agreement.

          SECTION 1.04. Acceptance of Escrow. The Escrow Agent accepts the escrow created hereby in accordance with all of the terms and conditions contained in this Agreement.


                                   ARTICLE II

                                    Dividends

          SECTION 2.01. Cash Dividends. The Escrow Agent shall receive and hold, subject to the terms of this Agreement, any cash dividends or cash distributions declared and paid on the Equalization Shares and shall distribute any such dividends or distributions to BAC by wire transfer to the account and account number identified and set forth in Schedule 1 hereto promptly after the receipt thereof by the Escrow Agent.

          SECTION 2.02. Money Need Not Be Segregated. No moneys received by the Escrow Agent need be segregated in any manner except to the extent required by law and the Escrow Agent shall not be liable for any interest thereon.




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          SECTION 2.03. Share Dividends. The Escrow Agent shall receive and hold, subject to the terms of this Agreement, any securities of the Company issued in respect of the Equalization Shares by reason of any capital reorganization, share split, combination or the like, which shall be released together with the Equalization Shares as provided for in Article VI. The term "Equalization Shares" as used in this Agreement shall include such securities.


                                   ARTICLE III

                                The Escrow Agent


          SECTION 3.01. Voting of Shares. (a) Until such time as either AmBev or BAC has less than the Requisite Percentage (as defined in the Shareholders Agreement) and AmBev and BAC jointly so notify the Escrow Agent in writing, the Escrow Agent shall vote the Equalization Shares (as defined below) in accordance with joint written instructions of both BAC and AmBev (which instructions shall specify the number of Equalization Shares to be voted). "Equalization Shares" means the number of voting shares of the Company representing a number of votes equal to the difference between the number of votes represented by the Remaining Shares at the time of the calculation, minus the number of votes represented by the voting shares of the Company held by AmBev at the time of the calculation. The purpose of the Equalization Shares is to maintain equivalence between the voting rights of BAC and AmBev. In the event that as a result of any change in the Company's share capital by reason of a share dividend, split-up, subdivision or combination of shares or any recapitalization, reclassification, reorganization, consolidation, merger or similar transaction, or any similar change affecting the Company's shares, the type and number of Equalization Shares shall be adjusted appropriately to reflect such change and to ensure that the voting rights of BAC and AmBev are equal. If BAC or AmBev has less than the Requisite Percentage and AmBev and BAC jointly so notify the Escrow Agent in writing, the Escrow Agent shall vote all the Equalization Shares in accordance with written instructions of BAC. The initial number of Equalization Shares shall be 60,000,000 Class A shares. If the number of Equalization Shares changes from the number set forth in the preceding sentence or from the last calculation provided by BAC and AmBev by written notice to the Escrow Agent, BAC and AmBev shall, as promptly as practicable prior to any meetings of the shareholders of the Company or any questions submitted to such shareholders for a vote, deliver to the Escrow Agent a written notice setting



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forth the new number of Equalization Shares (a "Change Notice"). If the number of Equalization Shares specified in any Change Notice represents an increase in the number of Equalization Shares, BAC shall assign and transfer to the Escrow Agent any additional Equalization Shares in accordance with Section 1.01 and
1.02. If the number of Equalization Shares specified in any Change Notice represents a decrease in the number of Equalization Shares, AmBev and BAC jointly shall notify the Escrow Agent in writing of such decrease and shall provide written instructions to the Escrow Agent directing the Escrow Agent to cause to be registered in the name of BAC (subject to the inscription in the Company's shareholder register of the pledge under the Share Pledge Agreement in favor of AmBev) the number of shares of the Company (the "Released Shares") representing the difference between the number of Equalization Shares registered in the name of the Escrow Agent prior to the delivery of such Change Notice and the number of Equalization Shares specified in such Change Notice, and such Released Shares shall cease to be Equalization Shares. In the event that either BAC or AmBev has less than the Requisite Percentage, AmBev and BAC shall promptly notify the Escrow Agent in writing of such fact.

          (b) At all meetings of the shareholders of the Company, or upon any questions submitted to such shareholders for a vote, the Escrow Agent shall vote the Equalization Shares in accordance with the terms and conditions set forth herein and such action by the Escrow Agent shall not be considered malfeasance or in breach of any obligation which the Escrow Agent might otherwise have to BAC, AmBev or the Company. The Escrow Agent may act through a proxy.

          SECTION 3.02. Removal. Subject to the requirement that a successor Escrow Agent be appointed in accordance with Section 3.05 hereof to replace the Escrow Agent whose removal is effected pursuant to this Section 3.02, any Escrow Agent may be removed at any time with or without cause, by a written instrument or instruments signed by BAC and AmBev. Upon such removal and the performance by the removed Escrow Agent of its obligations under Section 3.04, the removed Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement.

          SECTION 3.03. Resignation. Any Escrow Agent may resign at any time upon giving sixty (60) days prior written notice of such resignation to all other parties hereto. Such resignation shall take effect upon expiration of such sixty (60) day period. Upon the effective date of such



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resignation and the performance by the resigning Escrow Agent of its obligations under Section 3.04, the resigning Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement.

          SECTION 3.04. Successor Escrow Agent. If any vacancy shall occur in the position of the Escrow Agent by reason of the resignation or removal of the Escrow Agent, such vacancy shall be filled by the appointment of a successor pursuant to this Section. Promptly upon (a) receipt of a notice of resignation from the Escrow Agent in accordance with Section 3.03 hereof, or (b) removal of the Escrow Agent in accordance with Section 3.02 hereof, BAC and AmBev shall jointly appoint a successor Escrow Agent, which shall be an internationally recognized bank, within fifteen (15) days after the resignation or removal of the Escrow Agent. If the vacancy has not been filled by the effective date of the resignation or removal of an Escrow Agent, the board of directors of the Company shall serve as Escrow Agent until the appointment of a successor Escrow Agent becomes effective and the successor Escrow Agent accepts such appointment. Any successor Escrow Agent appointed as herein provided shall indicate its acceptance of such appointment by signing counterparts of this Agreement and delivering such counterparts to BAC, AmBev, the Company and the former Escrow Agent, and thereupon such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Escrow Agent as if such successor had been originally a party to this Agreement as Escrow Agent. Upon the payment of all fees and expenses due to the retiring Escrow Agent, the retiring Escrow Agent shall transfer all the shares of the Company held pursuant to this Agreement to the successor Escrow Agent, and such shares shall be registered in the name of the successor Escrow Agent in the share register of the Company or, as the case may be, in any shareholder register or account of the Company held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001 on transfer of securities. Further, upon the payment of all fees and expenses due to the retiring Escrow Agent, the retiring Escrow Agent shall promptly transfer all other property held by it as Escrow Agent to the successor Escrow Agent. The term "Escrow Agent" as used in this Agreement shall apply to and mean the original Escrow Agent hereunder and any successor.

          SECTION 3.06. Fees. BAC shall (a) pay to the Escrow Agent such compensation as shall be agreed upon in writing between the Escrow Agent and BAC, and reimburse the Escrow Agent upon demand for all expenses, disbursements and



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advances (including without limitation, all reasonable fees and expenses of counsel) incurred or made by the Escrow Agent hereunder, and (b) reimburse the Escrow Agent for the cost of all transfer tax stamps required and all national, state and local taxes payable in connection with the deposit of shares pursuant to this Agreement and in connection with any transfer by the Escrow Agent of shares to AmBev.

          SECTION 3.07. Concerning the Escrow Agent. (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, or required to comply with, any other agreement between or among any or all of the parties hereto or to which any of the parties hereto is a party, even though reference thereto maybe made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party hereto or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any its duties hereunder.

          (b) This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

          (c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects securities, monies, documents or other property deposited into the escrow account established hereunder (the "Escrow Property") (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or legal counsel of its own choosing deems appropriate, and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the other parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (d) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting



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from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any party hereto or any entity acting on behalf of any party hereto, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit.

          (e) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.

          (f) As security for the due and punctual performance of any and all obligations to the Escrow Agent hereunder, now or hereafter arising, BAC, AmBev and the Company, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all distributions thereon or additions thereto (whether such additions are the result of deposits by the parties hereto or the investment of Escrow Property). The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the parties hereto and all third parties in accordance with the terms of this Agreement.

          (g) The Escrow Agent may consult with legal counsel at the expense of BAC as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

          (h) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation of any governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

          (i) Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as



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practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent's usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, or to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

          (j) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

          (k) BAC, AmBev and the Company, jointly and severally, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct, on its part); provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

          (l) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by BAC and AmBev, which eliminates such ambiguity or uncertainty.

          (m) In the event of any dispute between or conflicting claims by or among BAC, AmBev, the Company or any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property



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so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in anyway to the BAC, AmBev or the Company for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (1) such conflicting or adverse claims or demands shall have been determined by a final award, order, judgment or decree of an arbitration panel or court of competent jurisdiction, which award, order, judgment or decree is not subject to appeal, or shall have been settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (2) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an arbitration proceeding, interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of BAC, AmBev and the Company.

          SECTION 3.08. Escrow Agent Not to Transfer or Encumber Shares. Except as otherwise allowed herein, the Escrow Agent covenants and agrees that it will not sell or otherwise dispose of, pledge or encumber the Equalization Shares, or any interest therein, and that it will only transfer the Equalization Shares in accordance with this Agreement or with the prior written consent of BAC and AmBev. Notwithstanding anything to the contrary contained herein, however, the Escrow Agent is authorized and directed to transfer all the Equalization Shares to or upon the order of AmBev upon receipt of a written instruction from AmBev certifying that an Event of Default has occurred under the Share Pledge Agreement.

          SECTION 3.09. Notice of Corporate Action. The Escrow Agent agrees that it will notify BAC and AmBev promptly upon (i) the Escrow Agent's receipt of written notice of the date of any proposed meeting of holders of shares of the Company or (ii) the Escrow Agent's receipt of any request to consent, as a holder of shares of the Company, to any act, omission or other matter whatsoever.




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                                   ARTICLE IV

                                   Termination

          SECTION 4.01. Termination Date. The escrow created by this Agreement shall terminate (1) at such time as all the Equalization Shares are transferred to AmBev or its designee pursuant to Section 5.01 or (2) upon receipt by the Escrow Agent and the Company of a written notice of termination signed by both BAC and AmBev. Upon any such termination, all further obligations or duties of the Escrow Agent under this Agreement or any provision hereof shall cease.

          SECTION 4.02. Transfer of Shares. If any delivery of Equalization Shares in accordance with Section 5.01 shall take place (i) after the record date for establishing holders of shares of the Company entitled to vote at a meeting of shareholders or entitled to a dividend or other distribution but (ii) prior to the date of such meeting of shareholders or payment of such dividend or other distribution, the Escrow Agent and/or BAC shall deliver to AmBev an irrevocable proxy authorizing AmBev to vote such shares at such meeting or, upon receipt by the Escrow Agent and/or BAC of such dividend or other distribution, the amount of the dividend declared or distribution made in the exact form received, together with any necessary endorsements or assignments, as appropriate.


                                    ARTICLE V

                         Release and Transfer of Shares

          SECTION 5.01. Release of Equalization Shares. The Equalization Shares shall be released by the Escrow Agent from the escrow created by this Agreement only (a) upon receipt by the Escrow Agent of (1) a certificate signed by both BAC and AmBev, substantially in the form of Exhibit A attached hereto (the "Instruction Letter") or (2) a written instruction from AmBev certifying that an Event of Default has occurred under the Share Pledge Agreement (a "Default Notice") and (b) as contemplated with respect to Released Shares in Section 3.01(a), in either case instructing the Escrow Agent to transfer to AmBev or its designee all or a portion of the Equalization Shares. BAC and AmBev shall sign the Instruction Letter (i) at any time, to assure a transfer of Equalization Shares agreed by BAC and AmBev and (ii) on the First Stage Closing Date and Second Stage Closing Date (as such terms are defined in the Stock Purchase Agreement) to assure that the transfers



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described in Sections 1.04(d) and 1.04(e) of the Stock Purchase Agreement take place. Upon receipt by the Escrow Agent of an Instruction Letter or Default Notice, the Escrow Agent shall promptly release and request the Company to effect the transfer to AmBev of the number of Equalization Shares specified in such Instruction Letter or Default Notice in accordance with Section 5.02 hereof. The Escrow Agent agrees to execute and deliver to the Company the share transfer forms contemplated in Section 5.02 hereof. The Company agrees promptly to effect registration of transfers requested by the Escrow Agent to permit such release by the Escrow Agent.

          SECTION 5.02. Transfer or Encumbrance of Equalization Shares. The Company shall not, and shall not permit any depository to, register any transfer of Equalization Shares unless it receives from AmBev a copy of the Instruction Letter signed by BAC and AmBev or a copy of the Default Notice signed by AmBev, and a share transfer form from the Escrow Agent in accordance with Luxembourg law, in which case the Company shall register the transfer of the number of Equalization Shares specified in the Instruction Letter and the share transfer form, in the name of AmBev. BAC hereby irrevocably authorizes the Escrow Agent and irrevocably appoints the Escrow Agent as BAC's attorney-in-fact, with full power of subsitution, to execute any share transfer forms relating to any or all the Equalization Shares required by Luxembourg law in order to effect any transfer of the Equalization Shares in accordance with this Agreement. Except for the Share Pledge Agreement, the Company shall not, and shall not permit any depository to, register any pledge or encumbrance of the Equalization Shares.


                                   ARTICLE VI

                               General Provisions

          SECTION 6.01. Survival; Termination. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement. This Agreement shall terminate upon the transfer of all the Equalization Shares to AmBev or its designee.

          SECTION 6.02. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of breach by any party damages would not be an adequate remedy, and each party



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shall be entitled to specific performance and injunctive and other equitable relief to the extent permitted by applicable law in addition to any damages or any other remedy to which it may be entitled, at law or in equity. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          SECTION 6.03. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto, except, in the case of the Escrow Agent, as provided in Section 3.04 and except that AmBev shall have the right to designate any affiliate of AmBev to be the transferee of the Equalization Shares. Any attempted assignment in violation of this Section 6.03 shall be void.

          SECTION 6.04. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 6.05. Notices. All notices in connection with this Agreement shall be in writing and shall be given by registered mail, cable, telex, teletype or personal delivery, addressed as follows:

     Escrow Agent:    The Bank of New York
                      101 Barclay, Floor 21W
                      New York, NY 10236
                      Attention:  Corporate Trust
                                  Administration


     Company:         Teniente General Peron 667,
                      Buenos Aires, Argentina, 1038
                      Attention: Agustin Garcia Mansilla

                      with a copy to:

                      Davis Polk & Wardwell
                      450 Lexington Avenue
                      New York, New York, 10017
                      Attention of Diane Kerr




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                                                                              14


     BAC:             Societe International de Finance
                      Lowenstrasse, Zurich,
                      Switzerland 19 CH-8001
                      Attention of Giovanni Pasqualotti

                      with a copy to:

                      Paul Weiss Rifkind Wharton & Garrison
                      LLP
                      Alder Castle
                      10 Noble Street
                      London EC2V 7JU
                      United Kingdom
                      Attention of Mark Bergman

                      with a copy to:

                      Davis Polk & Wardwell
                      450 Lexington Avenue
                      New York, New York, 10017
                      Attention of Diane Kerr

     AmBev:           Companhia de Bebidas das Americas-AmBev
                      Rua Dr. Renato Paes
                      de Barros, n(0)1.017
                      3(0)Andar cjs. 31 e 32
                      Sao Paulo, Brazil
                      Attention of Felipe Dutra

                      with a copy to:

                      Cravath, Swaine & Moore
                      Worldwide Plaza
                      825 Eighth Avenue
                      New York, New York, 10019
                      Attention of David Mercado


or, to such other address as such party shall from time to time designate by written notice to the other parties. The effective date of any notice given in connection with this Agreement shall be the date on which it is received by the addressee.

          SECTION 6.06. Interpretation; Exhibits and Schedules; Certain Definitions. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby



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                                                                              15


incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          SECTION 6.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

          SECTION 6.08. Entire Agreement. This Agreement, along with the Schedules and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

          SECTION 6.09. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          SECTION 6.10. Arbitration. (a) Any and all differences, controversies and disputes of any nature whatsoever arising out of or relating to this Agreement, including without limitation any dispute relating to its validity, interpretation, performance or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The arbitration proceedings shall be conducted in the English language and the seat of the arbitration shall be New York City (United States of America). The arbitrators appointed in connection herewith shall be knowledgeable in the laws of the State of New York and fluent in the English language.

          (b) All submissions and awards in relation to arbitration under this Agreement shall be made in English, and all arbitration proceedings and all pleadings shall be in English. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof.

          (c) The procedural rules governing arbitration hereunder shall be established by the arbitrators; provided that (1) each party may call upon the other party to supply the arbitrators with documents in such other party's control relevant to the dispute; (2) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (3) each party shall be entitled to question directly any witnesses who present testimony to the arbitrators; and (4) at the request of any party, a written transcript in English shall be made of each hearing before the arbitrators and shall be furnished to the parties. The arbitrators may, at the request of any party, order provisional or conservatory measures; provided that to the extent necessary to prevent irreparable damage any party may petition any court of competent jurisdiction for a preliminary injunction, temporary restraining order or other interim equitable relief pending the appointment of the arbitrators in accordance with Section 6.10(a) and action by the arbitrators upon any request for provisional or conservatory measures.

          (d) Each party participating in such arbitration shall pay its own legal fees and expenses incurred in connection with the arbitration and the expense of any witness produced by it. The cost of any stenographic record and all transcripts thereof shall be pro-rated equally among all parties ordering copies and shall be paid by such parties directly to the reporting agency. All other expenses of the arbitration, including required traveling and other expenses and fees of the arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be borne as determined by the arbitrators. Notwithstanding the foregoing, the Escrow Agent shall not be responsible for, and BAC and AmBev jointly and severally, shall indemnify the Escrow Agent and hold it harmless against, the expenses of any arbitration hereunder (including the Escrow Agent's legal fees and expenses) except to the extent that any act or omission of the Escrow Agent shall be determined by the arbitrators to have constituted gross negligence or willful misconduct.

          (e) Any award shall be final and not subject to appeal and the parties waive all rights to challenge any award of the arbitrators under this Section
6.10. Any award may be entered or presented by any of the parties for enforcement in any court of competent jurisdiction sitting in New York, New York, and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of any award. Each party further agrees that service of any process, summons, notice or document in the manner provided for notices in Section 6.05 shall be effective service for purposes of any such enforcement action.

          SECTION 6.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          IN WITNESS WHEREOF, the respective parties have caused this Agreement to be executed as of the date first above written.


                                        QUILMES INDUSTRIAL (QUINSA) SOCIETE
                                        ANONYME,

                                          by  /s/ Agustin Garcia Mansilla
                                            ----------------------------------
                                            Name: Agustin Garcia Mansilla
                                            Title: Chief Executive Officer

                                          by /s/ Jacques-Louis de Montalembert
                                            ----------------------------------
                                            Name:
                                            Title:


                                        BEVERAGE ASSOCIATES (BAC) CORP.,

                                          by /s/ C. Baillet
                                            ----------------------------------
                                            Name: C. Baillet
                                            Title: Chairman of the Board
                                                   of Directors


                                        COMPANHIA DE BEBIDAS DAS AMERICAS-
                                        AMBEV,

                                          by /s/ Marcel Herrmann Telles
                                            ----------------------------------
                                            Name: Marcel Herrmann Telles
                                            Title: Attorney-in-fact

                                          by /s/ Roberto Moses Thompson Motta
                                            ----------------------------------
                                            Name: Roberto M. Thompson Motta
                                            Title: Attorney-in-fact


                                        THE BANK OF NEW YORK,

                                          by /s/ Miguel Barrios
                                            ----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A



                           Form of Instruction Letter


          This instruction letter is delivered by Beverage Associates (BAC) Corp. ("BAC") and Companhia de Bebidas das Americas-AmBev ("AmBev"), to [The Bank of New York], acting in its capacity as Escrow Agent (the "Escrow Agent"), pursuant to the terms of that certain Escrow Agreement, dated as of January 31, 2003,(the "Escrow Agreement"), among BAC, AmBev, Quilmes Industrial (Quinsa) Societe Anonyme (the "Company") and the Escrow Agent. Additional terms used herein and not defined herein shall have the meanings given them in the Escrow Agreement.

          Pursuant to the terms of Section 5.01 of the Escrow Agreement, we hereby instruct the Escrow Agent to distribute [ ] shares of the Company to AmBev by registering such shares in the share registry of the Company.

          We hereby represent that (i) the share transfer form attached hereto constitutes a true and correct copy in accordance with the Escrow Agreement and
(ii) all conditions to the transfer of Equalization Shares requested hereby set forth of the Escrow Agreement have been satisfied.

          This instruction letter is made for the purpose of certifying to the Escrow Agent that the transfer of Equalization Shares to AmBev as requested hereby complies with the terms and conditions of the Escrow Agreement.

          In witness whereof, this instruction letter is executed by the authorized officer of AmBev and BAC as of the ___ day of _________, 20[ ].


                                        COMPANHIA DE BEBIDAS DAS
                                        AMERICAS-AMBEV,

                                          by
                                            --------------------------
                                            Name:
                                            Title:


                                        BEVERAGE ASSOCIATES (BAC)
                                        CORP.,

                                          by
                                            --------------------------
                                            Name:
                                            Title:

                                   SCHEDULE 1



                         BAC Wire Transfer Instructions